U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 23, 2007

Summit Environmental Corporation, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-48659	73-1537206
(state of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

12264 El Camino Real #400, San Diego, CA 92130
Telephone (800) 522-7841
____________________________________________________
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 23, 2007 Summit Environmental Corporation, Inc. (“Summit”) received notice from the National Association of Securities Dealers (“NASD”) that Summit has failed to satisfy a rule of NASD for continued listing on the OTC Bulletin Board and that Summit’s common stock will be removed from quotation on the Bulletin Board effective at the open of business on May 1, 2007.

NASD Rule 6530(e) provides that any OTCBB issuer that is delinquent in its reporting obligations three times in a 24-month period is ineligible for quotation on the OTCBB for a period of one year. Summit was one day late in filing its Form 10-QSB for the period ended June 30, 2006, 33 days late in filing its Form 10-QSB for the period ended September 30, 2006 and failed to include an audit opinion in its Form 10-KSB that was timely filed April 16, 2007.

Summit will file the delinquent audit opinion as soon as it is available. However, this will not cure Summit’s ineligibility, and Summit will not appeal the NASD staff’s decision. Appeals of NASD Rule 6530(e) removal determinations are limited to the sole issue of whether the NASD staff was in error as to a company’s compliance with Rule 6530 at the time the filing was due. The reasons for the late filings are not relevant to NASD’s decision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2007	Summit Environmental Corporation, Inc.

	By:	/s/ Don Jordan
Don Jordan, President